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                                                                    EXHIBIT 23.9

                                    CONSENT
                                    -------

                                                               March 7, 1995

     I hereby consent to being named in the registration statement as a person about to become a director of Salick Health Care, Inc.

                                             Very truly yours,


                                             /s/ Robert C. Black
                                             -------------------------------
                                             Robert C. Black